SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No.)

Check the appropriate box:

[   ]  Preliminary information statement
[   ]  Confidential, for use of the Commission only (as permitted by Rule
14c-6(d)(2))
[ X ]  Definitive information statement

Don Marcos Trading Co.
(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] No fee required

[  ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction compute pursuant to Exchange Act Rule 0-11:
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.
(1)   Amount previously paid:
(2)   Form, schedule or registration statement no.:
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(4)   Date filed:

DON MARCOS TRADING CO.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF DON MARCOS TRADING CO.:

NOTICE IS HEREBY GIVEN to you as a stockholder of record of Don Marcos Trading Co., a Florida corporation, that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed to be effective 20 days from the date of mailing this Information Statement to you.  The Written Consent authorizes the following corporate actions:

1.           The election of five Directors for a term of one year or until their successors are duly elected and qualified; and

2.           The ratification of the appointment of Weaver & Martin, LLC as our independent public accountants for the fiscal year ending December 31, 2009.

Because execution of the Written Consent was assured, our Board of Directors believes it would not be in the best interests of our company and our stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions.  Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders, and none will be held this year.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

The Board of Directors has fixed the close of business on October 13, 2009 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement.  This Information Statement is being mailed on or about October 26, 2009 to all stockholders of record as of the Record Date.  Under Florida law, stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized herein.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DON MARCOS TRADING CO.
1850 Southeast 17th Street, Suite 300
Fort Lauderdale, FL 33316

INFORMATION STATEMENT ON SCHEDULE 14C
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of the date hereof by (i) each of our directors and executive officers, (ii) all directors and executive officers as a group, and (iii) each other person who is known by us to own beneficially more than 5% of our common stock based upon 48,300,000 shares of common stock outstanding.

Name and Address of Beneficial Owners[1]	Amount and Nature of Beneficial Ownership[2]	Percent Ownership
Earl T. Shannon, Director, President	13,225,000[3]	26.8%
Steven W. Hudson, Director, Executive Vice President	10,737,500[4]	21.8%
Scott W. Bodenweber, Director, Chief Financial Officer	10,937,500[5]	22.2%
Peter Wright, Director, Secretary	1,200,000[6]	2.4%
Mark E. Tupper, Director	2,000,000[7]	4.1%
All executive officers and directors as a group (five persons)	38,100,000	71.5%

ELECTION OF DIRECTORS

Five Directors were elected for the ensuing year or until their successors are duly elected and qualified.

Name	Age
Earl T. Shannon	42
Scott W. Bodenweber	38
Peter W. Wright	57
Steven W. Hudson	40
Mark E. Tupper	63

The consent of a majority of our voting shares was given for the election of the directors listed above.

1  C/o the Company’s address, 1535 Southeast 17th Street, Suite 107, Ft. Lauderdale, Florida 33316, unless otherwise noted.
2  Consists of common stock unless otherwise indicated.
3  Includes 1,000,000 options to purchase shares of common stock at $0.005 per share expiring on February 1, 2017.
4  Includes 1,000,000 options to purchase shares of common stock at $0.005 per share expiring on February 1, 2017, and 400,000 shares of common stock owned by family members.
5  Includes 1,000,000 options to purchase shares of common stock at $0.005 per share expiring on February 1, 2017, and 600,000 shares of common stock owned by family members.
6  Includes 1,000,000 options to purchase shares of common stock at $0.005 per share expiring on February 1, 2017, and 200,000 shares of common stock owned by family members.
7  Includes 1,000,000 options to purchase shares of common stock at $0.005 per share expiring on February 1, 2017.

DIRECTORS AND EXECUTIVE OFFICERS

Earl T. Shannon, President, Director.   Mr. Shannon has been our President and Director since our inception.  From January 1997 and continuing through the present, Mr. Shannon has been the President of Winthrop Venture Management, Inc., an investment management company based in Fort Lauderdale, Florida.  From July 1998 through its sale in December 2006, Mr. Shannon was an officer and director of Salty’s Warehouse, Inc.

Scott W. Bodenweber, Chief Financial Officer, Director.  Mr. Bodenweber joined us in January 2003.  From April 2004 through its sale in December 2006, Mr. Bodenweber was an officer and director of Salty’s Warehouse, Inc.  From June 1997 and continuing through the present, Mr. Bodenweber has been the Controller of Hudson Capital Group, an investment firm in Fort Lauderdale, Florida.  Mr. Bodenweber graduated from Florida State University in 1994 with Bachelor of Science Degrees in both Accounting and Finance.  He is a licensed Certified Public Accountant in the State of Florida.

Peter Wright, Secretary, Director.  Mr. Wright joined us in January 2003.  From May 1998 and continuing through the present, Mr. Wright has been the Chief Financial Officer of Hudson Capital Group, an investment firm in Fort Lauderdale, Florida.  Mr. Wright graduated from Stetson University in 1975, with a Bachelor of Science degree in Accounting.

Steven W. Hudson, Executive Vice President, Director.   Mr. Hudson joined us in February 2007.  From April 2004 through its sale in December 2006, Mr. Hudson was an officer and director of Salty’s Warehouse, Inc.  From May 1999 through July 2007, Mr. Hudson was President and CEO of International Yacht Construction.  From June 1997 and continuing through the present, Mr. Hudson has been the President and Chief Executive Officer of Hudson Capital Group, an investment firm in Fort Lauderdale, Florida.  Mr. Hudson graduated from Southern Methodist University with a Bachelor of Arts degree in Business Economics.

Mark E. Tupper, Director.  Mr. Tupper joined us in February 2007.  From March 2000 and continuing through the present, Mr. Tupper has been the founder, Chief Executive Officer and principal shareholder of Don Marcos Coffee Company, S.A.  From July 1982 and continuing through the present, Mr. Tupper has been the founder, Chief Executive Officer and principal shareholder of Tupper Centroamerica, S.A.  Mr. Tupper graduated from the American School in Switzerland with studies in World & European History, the University of Aix-en-Provence in France in European Politics & French Literature, and the Lewisham Technical College of London, England in Mechanical Engineering.

Meetings of the Board of Directors and Information Regarding Committees

There currently are no committees of the Board of Directors.

The Board of Directors held four meetings in 2008.  All Directors attended 100% of the meetings of the Board of Directors.

EXECUTIVE COMPENSATION

General Compensation Discussion

All decisions regarding compensation for our executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors.  All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual’s contributions to our success, any significant changes in role or responsibility, and internal equity of pay relationships.

Summary Compensation Table

Set forth below is a summary of compensation for our principal executive officer and our two most highly compensated officers other than our principal executive officer (collectively, the “named executive officers”) for our last two fiscal years. There have been no annuity, pension or retirement benefits ever paid to our officers, directors or employees.

With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and unless expressly stated otherwise in a footnote below, none of the named executive officers received other compensation, perquisites and/or personal benefits in excess of $10,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Earl T. Shannon, President	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
	2007	$-0-	$-0-	$-0-	$9,094.80	$-0-	$-0-	$9,094.80
Steven W. Hudson, Executive Vice President	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
	2007	$-0-	$-0-	$-0-	$9,094.80	$-0-	$-0-	$9,094.80
Scott W. Bodenweber, Chief Financial Officer	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
	2007	$-0-	$-0-	$-0-	$9,094.80	$-0-	$-0-	$9,094.80

Employment Agreements

We currently have no employment agreements with any of our officers or directors.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of December 31, 2008 provided for or contributed to by our company.

Director Compensation

Our directors are not compensated for their services, but are entitled for reimbursement of expenses incurred in attending board of directors meetings.

Grants of Plan Based Awards

There were no grants of plan based awards made in 2008.

Outstanding Equity Awards at Fiscal Year-End

In order to compensate our officers and directors, we adopted an Incentive and Non-Statutory Stock Option Plan on February 1, 2007 (the “2007 Plan”).  Under the 2007 Plan, 5,000,000 shares of common stock were reserved for issuance as stock options.  The exercise price of each option issued pursuant to the 2007 Plan was $0.005.  The 2007 Plan shall terminate ten years from the date of its adoption by the Company’s directors, and all issued options are 100% vested.

As of the date hereof, all 5,000,000 options have been issued pursuant to the 2007 Plan.

Other than the 2007 Plan, we do not currently have any arrangements or contracts pursuant to which our officers and directors are compensated for any services, including any additional amounts payable for committee participation or special assignments.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS FOR FISCAL 2009

The majority shareholders have ratified the appointment of Weaver & Martin, LLC (“Weaver”), as our independent auditor for the fiscal year ending December 31, 2009.  Weaver was our independent auditor and examined our financial statements for the years ended December 31, 2007 and 2008, and has no financial interest, either direct or indirect, in us.

The following table presents fees for the professional audit services rendered by Weaver for the audit of our annual financial statements.

Audit fees	$7,200
All other fees	$0
Total fees	$7,200

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2010

The rules of the Securities and Exchange Commission (“SEC”) permit our stockholders, after notice to us, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by our action in accordance with the proxy rules published by the SEC.  Our 2010 annual meeting of stockholders is expected to be held on or about September 1, 2010, and proxy materials in connection with that meeting are expected to be mailed on or about August 1, 2010.  Proposals of stockholders that are intended to be presented at our 2010 annual meeting must be received by us no later than May 1, 2010, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the  “Exchange Act”) requires that our Officers and Directors  and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC.  Based solely on our review of the SEC’s EDGAR database, copies of such forms received by us, or written representations from certain reporting persons, we believe that during the 2008 fiscal year, all such filing requirements applicable to our Officers, Directors, and greater than 10% beneficial owners were not complied with.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which has been filed with the SEC pursuant to the Exchange Act, is being mailed to you along with this Information Statement and is hereby incorporated by reference into this Information Statement.  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009 are also incorporated by reference into this Information Statement.  Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Reports may be obtained without charge upon written request to Earl T. Shannon, Don Marcos Trading Co., 1535 Southeast 17th Street, Suite 107, Ft. Lauderdale, Florida  33316 or on the Internet at www.sec.gov from the SEC’s EDGAR database.

By Order of the Board of Directors

/s/ Earl T. Shannon
By: Earl T. Shannon, President